EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”) is entered into by and among Tiger Renewable Energy Limited, a Nevada corporation (the “Company”), and Buck Master Overseas S.A. (the “Holder”), as the beneficiary of a claim against Tiger Renewable Energy Ltd. in the amount of 39,768.82CAD, as of July 1st, 2008 (the “Claim”).

AGREEMENT

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

1. Exchange of the Claim. The amount of Claim as of the July 1, 2008 date shall be exchange for registered shares of the Company’s Common Stock.

2. Exchange Rate. The Exchange Rate is equal to proposed maximum offering purchase price per share provided in the Registration Statement Form S-1/A, amendment No.2 effective as of July 29, 2008 (the “Exchange Price”).

3. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur on or before August 15, 2008 or on any such other date as to which the parties mutually agree in writing.

4. Effectiveness. The Agreement shall be effective as of the date of closing.

5. Issuance of Common Stock. The Company shall issue to Holder the number of shares equal to amount of Claim in American currency (exchange rate as of July 1, 2008 is 1.0222), the amount being 38,905 USD (the “Shares”) (see schedule 5).

6. Miscellaneous.

(a) Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(b) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(d) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties.
(e) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Attention: Mr. James Leung

Tiger Renewable Energy Limited.
6600  Trans-Canada Highway, Suite 519
Pointe-Claire, Quebec, Canada H9R4S2
Email:  leungppp@gmail.com
Telephone:  514-771-3795
Fax:             514-695-6319

With copy to:

Kaufman Laramee, LLP
2220-800 Rene-Levesque West
Montreal (Quebec) H3B 1X9
Attention: Claude Pellerin, Esq.
Email:  cpellerin@kaufmanlaramee.com
Telephone:  514-397-0575
Fax: 514-397-0480

If to Holder:  East 53rd Street, Marbella, Swiss Bank Building, 2nd Floor, Panama City, Republic of Panama

Each party shall provide notice to the other party of any change in address.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(REMAINING OF THE PAGE LEFT BLANK)

IN WITNESS WHEREOF, the undersigned Holder and the Company have caused this Agreement to be duly executed as of August 14, 2008.
Tiger Renewable Energy Limited
/s/ James Leung
Name: James Leung
Title: Chief Executive Officer

Buck Master Overseas S.A.
/s/ Edouardo E. Diaz
Name: Edouardo E. Diaz
Title: President

/s/ Maria Vallacino
Name: Maria Vallacino
Title: Secretary

	Schedule 5

CLAIM	EXCHANGE RATE	SHARES ISSUED

US$38,905.00	0.25USD	155,621